          EXHIBIT 11.1

          AMERICAN VANTAGE COMPANIES AND SUBSIDIARIES

          SCHEDULE OF COMPUTATION OF EARNINGS PER COMMON SHARE
          AND COMMON SHARE EQUIVALENT

          THREE MONTHS ENDED OCTOBER 31, 1997 AND 1996


                                                                      1997              1996
                                                                      ----              ----

          PRIMARY:

Net income                                                        $ 1,167,000       $ 1,092,000
                                                                  ===========       ===========
Weighted average number of common shares
  outstanding during the period                                    14,868,000        14,868,000

Add:
  Common stock equivalents (determined using the "treasury
  stock" method) representing shares issuable upon exercise
  of options and warrants that are in the money                     1,067,000         1,141,000
                                                                    ---------         ---------
Weighted average number of shares used in
  calculation of primary income per share                          15,935,000        16,009,000
                                                                   ==========        ==========
PRIMARY EARNINGS PER COMMON SHARE
AND COMMON SHARE EQUIVALENT                                       $      0.07       $      0.07
                                                                  ===========       ===========



                                FULLY DILUTED:

Net income                                                        $ 1,167,000       $ 1,092,000
                                                                  ===========       ===========

Weighted average number of common shares
  outstanding during the year                                      14,868,000        14,868,000

Add:
  Common stock equivalents (determined using the "treasury
  stock" method) representing shares issuable upon exercise
  of options and warrants that are in the money                     1,442,000         1,485,000
                                                                    ---------         ---------
Weighted average number of shares used in
  calculation of fully diluted income per share                    16,310,000        16,353,000
                                                                   ==========        ==========
FULLY DILUTED EARNINGS PER COMMON SHARE
AND COMMON SHARE EQUIVALENT                                       $      0.07       $      0.07
                                                                  ===========       ===========

NOTE: Fully diluted earnings per common share and common share equivalent is not presented in the Consolidated
     Statements of Income because the effect is antidilutive or the dilutive effect is less than three percent.